                                                                    EXHIBIT 23.4

                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the use in Amendment No. 1 to Registration Statement No. 333-6789 of The DII Group, Inc. on Form S-4 of our report dated January 31, 1996 (relating to the consolidated financial statements of Orbit Semiconductor, Inc.) appearing in the Joint Proxy Statement/Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California

July 22, 1996